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                                                                       EXHIBIT 5



                            KATTEN MUCHIN & ZAVIS
                            525 West Monroe Street
                                  Suite 1600
                              Chicago,IL  60661

                                 June 24, 1997

Source Services Corporation
5580 LBJ Freeway
Dallas, Texas  75240

         Re:     Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel for Source Services Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission for the registration for sale under the Securities Act of 1933, as amended, of 1,073,500 shares of the Company's Common Stock, $.02 par value (the "Common Stock"), which may be issued pursuant to the Source Services Corporation Non-Employee Directors' Stock Option Plan (the "Director Plan") and the Source Services Corporation 1996 Stock Option Plan (the "Employee Plan"), and for the registration of 43,500 shares of the Company's Common Stock issued pursuant to the 1994 Director Incentive Stock Option Bonus Program and the 1995 Director Incentive Stock Bonus Program (collectively, the "Bonus Programs" and together with the Director Plan and Employee Plan, the "Plans").

         In connection with this opinion, we have also examined and relied upon originals or copies of, certified or otherwise identified to our satisfaction, the following:

         1.      The Registration Statement;

         2.      The Restated Certificate of Incorporation of the Company;

         3.      The Amended and Restated By-Laws of the Company;

         4. Resolutions duly adopted by the Board of Directors of the Company relating to the adoption of the Plans and the issuance of the Common Stock thereunder;

         5.      The Plans;

         6. Certificates of public officials, certificates of officers, representatives and agents of the Company, and we have assumed that all of the representations contained therein are accurate and complete; and
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Source Services Corporation
June 24, 1997
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         7.      Such other instruments, documents, statements and records of the Company and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

         In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have further assumed that all natural persons involved in the transactions contemplated by the Registration Statement (the "Offering") have sufficient legal capacity to enter into and perform their respective obligations and to carry out their roles in the Offering.

         Based upon the foregoing, we are of the opinion that the 1,073,500 shares of Common Stock issuable under the Director Plan and Employee Plan, when issued and delivered by the Company in accordance with their respective terms, will be validly issued, fully paid and nonassessable securities of the Company. In addition, based upon the foregoing, we are of the opinion that the 43,500 shares of Common Stock previously issued under the Bonus Programs and delivered by the Company in accordance with the terms of the Bonus Programs, are validly issued, fully paid and nonassessable securities of the Company.

         Our opinion expressed above is limited to the laws of the United States of America and the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law. In addition, we express no opinion herein concerning any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level). This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention. We hereby consent to the use of this opinion for filing as Exhibit 5 to the Registration Statement.



                                                       Very truly yours,

                                                       /s/ KATTEN MUCHIN & ZAVIS

                                                       KATTEN MUCHIN & ZAVIS